Exhibit 99.1
CA REPORTS Q1 FY2006 FINANCIAL RESULTS
Provides Outlook for Q2 FY2006 and Increases FY2006 Operating EPS Guidance
Announces Restructuring Plan to Yield $75 Million in Annualized Savings
ISLANDIA, N.Y., July 27, 2005 – Computer Associates International, Inc. (NYSE: CA), one of the world’s largest management software companies, today reported financial results for its first quarter fiscal year 2006, ended June 30, 2005.
Financial Overview

(in millions, except share data)	Q1FY06	Q1FY05*	Change
Revenue	$920	$850	8%
Operating EPS**	$0.22	$0.19	16%
GAAP EPS***	$0.15	$0.07	114%
Net Income	$94	$40	135%

*	Q1FY05 results have been restated to reflect the modified retrospective adoption of FAS123(R), which changes the method under which the company expenses stock-based compensation, and to reflect other adjustments as disclosed in the company’s most recent filing on Form 10-K.

**	Operating EPS is a non-GAAP financial measure, as noted in the discussion of non-GAAP results below. A reconciliation of GAAP results to non-GAAP operating income is included in the tables following this press release.

***	Q1FY06 GAAP results include approximately $36 million, or $0.06 per share, of tax credits resulting from the estimated tax associated with the repatriation of cash under the American Jobs Creation Act. Combined with the $55 million tax charge taken in Q4FY05, the net tax impact for the repatriation is expected to be approximately $19 million.
“We’ve made progress laying the foundation for growth and are now focusing on accelerating the execution of our business strategy,” said CA President and Chief Executive Officer John Swainson. “There have been, and will continue to be a number of significant, but necessary transitions at CA. And while the first quarter met our revenue and earnings goals, we need to do additional work to ensure that the changes yield the results intended and help effectively position CA for the long term.
“Enterprise security continues to be a big focus for the market and our European business is showing signs of improvement, both positive indicators for CA. CIOs are interested in working with CA, and our solutions and vision for helping them simplify and achieve the highest ROI from their IT infrastructure investments.”

Total bookings for the first quarter decreased 30 percent over the prior year period to $415 million, including $69 million from the Company’s indirect business.
Billings for the quarter were $672 million, down 2 percent over the prior year period. Billings for the trailing twelve months, which normalizes quarterly fluctuations and other factors, were $4.3 billion, an increase of 2 percent over the prior trailing twelve months.
“For fiscal year 2006, we modified our sales force compensation plan to drive sales of new products with the end goal of driving billings growth,” said CA Chief Operating Officer Jeff Clarke. “At the start of the first quarter, billings were predictably slow due to the sales compensation changes, but they accelerated over the course of the period.”
Clarke said that based on this momentum and a review of the Company’s second quarter pipeline, the Company is confident it will meet its earlier projections of mid-to-high single digit billings growth for the year. In addition, he said the Company expects to reach 10 percent adjusted, non-GAAP cash flow growth* for the year.
CA reported approximately $93 million in cash flow from operations in the first quarter, compared to the $272 million reported in the similar period last year. On a comparable basis, adjusting for a one-time tax benefit in 2005 of approximately $110 million, cash flow from operations declined by $70 million. The decline is primarily due to fluctuations in working capital, along with timing of interest payments. As previously stated, CA expects GAAP cash flow from operations to decline between 15 percent and 20 percent in fiscal year 2006, primarily due to the aforementioned one-time tax benefit.
Expenses for the quarter totaled $834 million compared with $785 million in the prior year comparable period. The increase in expenses primarily was associated with additional control documentation and testing efforts associated with the Company’s compliance with the Sarbanes-Oxley Act and legal expenses.

The balance of cash and marketable securities at June 30, 2005, was approximately $1.95 billion, down from $3.13 billion at March 31, 2005. With approximately $1.9 billion in total debt outstanding, the Company has a net cash position of approximately $55 million. During the quarter, the Company repaid $825 million in debt, closed on its acquisition of Concord for approximately $350 million, and executed the repurchase of approximately 3.6 million CA shares.
As part of its continuing effort to improve its overall efficiency and productivity and more closely align the Company’s investments with its strategic growth opportunities, CA also announced today a restructuring plan that is expected to yield approximately $75 million in annualized savings. The Company expects to take a charge of between $50 million to $75 million in the second quarter. A separate press release with additional details is available at http://ca.com/press.
Quarterly Progress
During Q1, CA:
•	Enhanced the breadth and skill level of its senior leadership team, naming former BEA executive Andrew Dutton to serve as head of its Europe, Middle East and Africa business and former HP executive Claude Pumilia as senior vice president of worldwide sales finance;

•	Continued its strategy of acquiring key core technologies in its focus areas of systems and security management for the enterprise, announcing plans to acquire Niku Corporation, a leading provider of IT management and governance solutions, which is expected to close shortly; and closing on its acquisitions of Concord Communications and Tiny Software;

•	Focused on delivering value back to shareholders, authorized the doubling of its dividend to $0.16 per year, and extending its share buyback program to up to $400 million in fiscal year 2006. During the first quarter, CA executed the repurchase of approximately 3.6 million CA shares;

•	Advanced its leadership position in enterprise security management, with eTrust Security Command Center being listed in the “Leader” quadrant in Gartner, Inc.’s Security Information and Event Management Magic Quadrant for the second half of 2005**; launching eTrust Anti-Spam; and having eTrust Antivirus incorporated into Check Point’s new integrated security gateway;

•	Was named the worldwide market leader based on new license revenue in IT Asset Management in 2004 with a 27 percent share, according to a Gartner, Inc. report entitled “Market Share: Enterprise Management, Worldwide, 2004”;*** and

•	Extended its commitment to the mainframe, announcing plans to open a Mainframe Center of Excellence in Prague and extending measured workload pricing across the mainframe management portfolio to small and medium enterprises.
Outlook for Q2 and Fiscal Year 2006
The following updated guidance is based on current expectations and represents “forward looking statements” (as defined below).

(in millions,
except share			% Increase			% Increase
data)	Q2FY06	Q2FY05*	over Q2FY05	FY06	FY05*	over FY05*
Revenue	$930 - $960	$858	8%-12%	$3,800 - $3,900	$3,530	8%-10%
Operating EPS	$0.23 - $0.24	$0.20	15%-20%	$0.93-$0.98	$0.77	21%-27%
GAAP EPS**	$0.05-$0.06	$(0.18)***	n/m	$0.46-$0.51	$(0.04)***	n/m

*	Results for Q2FY05 and FY05 have been restated to reflect the modified retrospective adoption of SFAS 123(R), which changes the method under which the company expenses stock-based compensation, and to reflect other adjustments as disclosed in the company’s most recent filing on Form 10-K.

**	GAAP outlook for Q2FY06 and FY06 is inclusive of the expected restructuring charge noted above.

***	Q2FY05 and FY05 GAAP EPS includes charges of $225 million and $28 million related to the Restitution Fund and restructuring, respectively.
“Our overall financial position continues to be strong. We are confident in our ability to perform for the year and are committed to a rapid execution of our restructuring plan,” said CA Chief Financial Officer Bob Davis. “Based on this, we are increasing our operating earnings per share guidance range for the full fiscal year 2006 from $0.90 to $0.95, to $0.93 to $0.98.”
Webcast
The Company will host a webcast at 5 p.m. EDT today to discuss its first quarter results. Individuals can access the webcast, as well as this press release and supplemental financial information, including slides, at http://ca.com/invest or listen to the call at 1 (706) 679-5227.

About CA
Computer Associates International, Inc. (NYSE:CA), one of the world’s largest management software companies, delivers software and services across operations, security, storage, life cycle and service management to optimize the performance, reliability and efficiency of enterprise IT environments. Founded in 1976, CA is headquartered in Islandia, N.Y., and serves customers in more than 140 countries. For more information, please visit http://ca.com.

*	A reconciliation of GAAP cash flow from operations to non-GAAP adjusted cash flow from operations for fiscal years 2005 to 2006 is included in the tables following this press release.

**	Gartner Research, “Security Information and Event Management Leaders, 2H05”, M. Nicolett, A. T. Williams, June 3, 2005.

***	Gartner, Inc., “Market Share: Enterprise Management, Worldwide, 2004”, Laurie Wurster, June 22, 2005.
Non-GAAP Financial Measures
This press release includes a financial measure for per share earnings and cash flows that excludes certain items and therefore has not been calculated in accordance with U.S. generally accepted accounting principles (GAAP). Non-GAAP “operating” earnings per share excludes the following items: non-cash amortization of acquired technology and other intangibles, in process research and development charges, the government investigation and class settlement charges, restructuring charges, the tax resulting from the planned repatriation of approximately $500 million of foreign cash and interest on dilutive convertible bonds (the convertible shares rather than the interest, are more dilutive, thus the interest is added back and the shares increased to calculate non-GAAP operating earnings). Non-GAAP taxes are provided based on the estimated effective annual non-GAAP tax rate. Non-GAAP adjusted cash flows exclude the FY05 benefit from the IRS revenue procedure ruling issued that year, payments to the restitution fund and restructuring payments. These non-GAAP financial measures may be different from non-GAAP financial measures used by other companies. Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. By excluding certain items, non-GAAP financial measures facilitate management’s internal comparisons to the Company’s historical operating results, and cash flows, to competitors’ operating results, and cash flows, and to estimates made by securities analysts. Management uses these non-GAAP financial measures internally to evaluate its performance and they are variables in determining management incentive compensation. The Company believes these non-GAAP financial measures are useful to investors in allowing for greater transparency of supplemental information used by management in its financial and operational decision-making. In addition, the Company has historically reported similar non-GAAP financial measures to its investors and believes that the inclusion of comparative numbers provides consistency in its financial reporting. Investors are encouraged to review the reconciliation of the non-GAAP financial measures used in this press release to their most directly comparable GAAP financial measure, which is attached to this press release.
Cautionary Statement Regarding Forward-Looking Statements
Certain statements in this communication (such as statements containing the words “believes,” “plans,” “anticipates,” “expects,” “estimates” and similar expressions) constitute “forward-looking statements.” A number of important factors could cause actual results or events to differ materially from those indicated by such forward-looking statements, including: the risks and uncertainties associated with the CA deferred prosecution agreement with the United States Attorney’s Office of the Eastern District, including that CA could be charged with criminal offenses if it violates this agreement; the risks and uncertainties associated with the agreement that CA entered into with the Securities and Exchange Commission (“SEC”), including that CA may be subject to substantial civil penalties and fines if it violates this agreement; civil litigation arising out of the matters that are the subject of the Department of Justice and the Securities and Exchange Commission investigations, including shareholder derivative litigation; CA may encounter difficulty in successfully integrating acquired companies; CA is subject to intense competition and increased competition is expected in the future; certain software is licensed from third parties who require, among other things, the payment of royalties, which could affect the development and enhancement of CA’s products; CA’s products must remain compatible with, and CA’s product development is dependent upon access to, changing operating environments; CA’s credit ratings have been downgraded and could be downgraded further; CA has a significant amount of debt; the failure to protect CA’s intellectual property rights may weaken its competitive position; CA may become dependent upon large transactions; customer decisions are influenced by general economic conditions; the market for some or all of CA’s key product areas may not grow; customers are still adapting to CA’s Business Model; third parties may claim that CA’s products infringe their intellectual property rights; fluctuations in foreign currencies could result in transaction losses; the volatility of the international marketplace; and the other factors described in CA’s Annual Report on Form 10-K for the year ended March 31, 2005 and its most recent quarterly report filed with the SEC. CA assumes no obligation to update the information in this communication, except as otherwise required by law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.
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© 2005 Computer Associates International, Inc. One Computer Associates Plaza, Islandia, N.Y. 11749. All trademarks, trade names, service marks, and logos referenced herein belong to their respective companies.

Contacts:	Shannon Lapierre Public Relations (631) 342-3839 shannon.lapierre@ca.com	Olivia Bellingham Investor Relations (631) 342-4687 olivia.bellingham@ca.com

Table 1
COMPUTER ASSOCIATES INTERNATIONAL, INC.
Consolidated Condensed Statements of Operations
(in millions, except per share amounts)
(unaudited)

	Three Months Ended
	June 30,
	2005	2004
		(Restated) (1)

Subscription revenue	$684	$569
Maintenance	114	127
Software fees and other	37	66
Financing fees	18	33
Professional services	67	55

Total revenue	920	850

Amortization of capitalized software costs	113	112
Cost of professional services	60	56
Selling, general and administrative	388	311
Product development and enhancements	171	174
Commissions and royalties	62	66
Depreciation and amortization of other intangibles	30	32
Interest expense, net	9	26
Other losses/charges, net	1	3
Shareholder litigation settlements	—	5

Total expenses	834	785

Income before income taxes	86	65

Income tax (benefit) expense	(8)	25

Net income	$94	$40

Basic Earnings Per Share:
Net income	$0.16	$0.07

Basic weighted-average shares used in computation	587	586

Diluted Earnings Per Share:
Net income	$0.15	$0.07

Diluted weighted-average shares used in computation	612	615

(1)	The three month period ended June 30, 2004 has been restated to reflect the modified retrospective adoption of SFAS 123(R) and to reflect other adjustments as disclosed in the Company’s March 31, 2005 Form 10-K filing.

Table 2
COMPUTER ASSOCIATES INTERNATIONAL, INC.
Consolidated Condensed Balance Sheets
(in millions)
(unaudited)

	June 30,	March 31,
	2005	2005(1)

Cash and marketable securities	$1,952	$3,125
Trade and installment A/R, net	401	593
Federal and state income taxes receivable	55	55
Deferred income taxes	112	79
Other current assets	100	102

Total current assets	2,620	3,954

Installment A/R, net	592	595
Property and equipment, net	622	622
Purchased software products, net	649	726
Goodwill, net	4,887	4,544
Deferred income taxes	101	105
Other noncurrent assets, net	564	536

Total assets	$10,035	$11,082

Loans payable and current portion of long–term debt	$87	$826
Deferred subscription revenue (collected)-current	1,299	1,407
Government investigation settlement	153	153
Other current liabilities	1,027	1,278

Total current liabilities	2,566	3,664

Long-term debt, net of current portion	1,810	1,810
Deferred income taxes	149	127
Deferred subscription revenue (collected)-noncurrent	289	273
Deferred maintenance revenue	242	270
Other noncurrent liabilities	51	53

Total liabilities	5,107	6,197

Stockholders’ equity	4,928	4,885

Total liabilities and stockholders’ equity	$10,035	$11,082

(1)	The March 31, 2005 balance sheet has been restated to reflect the modified retrospective adoption of SFAS 123(R).

Table 3
COMPUTER ASSOCIATES INTERNATIONAL, INC.
Quarterly Condensed Statements of Cash Flows
(in millions)
(unaudited)

	Three Months Ended
	June 30,
	2005	2004
		(Restated)(1)

OPERATING ACTIVITIES:
Net income	$94	$40

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	143	144
Provision for deferred income taxes	(80)	(119)
Non-cash compensation expense related to stock and pension plans	29	16
Concord IPR&D	4	—
Foreign currency transaction gain	(3)	2
Changes in other operating assets and liabilities:
Decrease in noncurrent installment A/R, net	20	72
Increase (decrease) in deferred subscription revenue (collected) – noncurrent	20	(16)
Decrease in deferred maintenance revenue	(24)	(23)
Decrease in trade and current installment A/R, net	160	155
Decrease in deferred subscription revenue (collected) – current	(73)	(12)
(Decrease) increase in taxes payable	(88)	59
Decrease in A/P, accrued expense and other	(56)	(9)
Other	(53)	(37)

NET CASH PROVIDED BY OPERATING ACTIVITIES	93	272

INVESTING ACTIVITIES:
Acquisitions, primarily goodwill, purchased software, and other intangible assets, net of cash acquired	(324)	—
Settlements of purchase accounting liabilities	(3)	(5)
Purchases of property and equipment, net	(28)	(9)
Sales (purchases) of marketable securities, net	179	(10)
Proceeds from divestiture of assets	—	14
Increase in restricted cash	(3)	—
Capitalized software development costs and other	(22)	(15)

NET CASH USED IN INVESTING ACTIVITIES	(201)	(25)

FINANCING ACTIVITIES:
Debt repayments	(825)	(1)
Dividends paid	(24)	—
Exercise of common stock options and other	50	40
Purchases of treasury stock	(84)	(11)

NET CASH (USED IN) PROVIDED IN FINANCING ACTIVITIES	(883)	28

(DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS BEFORE EFFECT OF EXCHANGE RATE CHANGES ON CASH	(991)	275

Effect of exchange rate changes on cash	(62)	(9)

(DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(1,053)	266

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	2,829	1,793

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$1,776	$2,059

(1)	The three month period ended June 30, 2004 has been restated to reflect the modified retrospective adoption of SFAS 123(R) and to reflect other adjustment as disclosed in the Company’s March 31, 2005 Form 10-K filing.

Table 4
COMPUTER ASSOCIATES INTERNATIONAL, INC.
Reconciliation of GAAP Results to Net Operating Income
(in millions, except per share data)
(unaudited)

	Three Months Ended
	June 30,
	2005	2004
		(Restated) (2)

Total Revenue (See Table 1)	$920	$850

Total Expenses (See Table 1)	834	785

Income Before Income Taxes (See Table 1)	86	65

Non-GAAP Adjustments:

Purchased Software Amortization	100	102
Intangibles Amortization	11	10
Concord IPR&D	4	—
Shareholder Litigation	—	5

Total Non-GAAP Adjustments	115	117

Operating Income Before Interest Adj. & Taxes	201	182

Interest on Dilutive Convertible Bonds	2	10

Operating Income Before Taxes	203	192

Income Tax Provision(3)	70	71

Net Operating Income(1)	$133	$121

Diluted Operating EPS(1)	$0.22	$0.19

# of Shares Used(1)	612	642

(1)	Net operating income and the number of shares used in the computation of diluted operating EPS for the three month periods ended June 30, 2005 and 2004 have been adjusted to reflect the dilutive impact of the Company’s 1.625 percent Convertible Senior Notes. The number of shares for the three month period ended June 30, 2004 also includes the dilutive impact of the Company’s 5 percent Convertible Senior Notes.

(2)	The three month period ended June 30, 2004 has been restated to reflect the modified retrospective adoption of SFAS 123(R) and to reflect other adjustments as disclosed in the Company’s March 31,2005 10-K filing.

(3)	Non-GAAP taxes are provided based on the estimated effective annual non-GAAP tax rate.
Refer to the discussion of non-GAAP measures included in the accompanying press release for additional information.

Table 5
COMPUTER ASSOCIATES INTERNATIONAL, INC.
Reconciliation of Projected GAAP Results to Operating Results
(in millions, except per share data)
(unaudited)

	Three Months Ending			Fiscal Year Ending
	September 30, 2005			March 31, 2006

Projected revenue range	$930	to	$960	$3,800	to	$3,900

Projected GAAP EPS range	$0.05	to	$0.06	$0.46	to	$0.51

Non GAAP adjustments, net of taxes

Acquisition amortization	0.12		0.12	0.46		0.46
Concord IPR&D	0.00		0.00	0.01		0.01
Tax savings on repatriation	0.00		0.00	(0.06)		(0.06)
Restructuring	0.06		0.06	0.06		0.06

Projected diluted operating EPS range	$0.23	to	$0.24	$0.93	to	$0.98

Refer to discussion of non-GAAP measures included in the accompanying press release for additional information.

Table 6
COMPUTER ASSOCIATES INTERNATIONAL, INC.
Reconciliation of Projected GAAP Cash Flow From Operations to Adjusted Cash Flow From Operations
(in millions, except per share data)
(unaudited)

	FY2005	FY2006
		Projected

Cash Flow from Operations	$1,529	$1,250

Benefit from Tax Law Change	(300)	—

Restitution Fund	75	150

Restructuring	25	60

Adjusted Cash Flow from Operations	$1,329	$1,460

Refer to the discussion of non-GAAP measures included in the accompanying press release for additional information.